EXHIBIT 99.6

Ener-Core Appoints Ian Copeland, Former Bechtel Senior Executive, to its Board of Directors

IRVINE, CA (December 4, 2014) – Ener-Core, Inc. (OTCQB: ENCR), whose proprietary Gradual Oxidation technology and equipment generates clean electric power from low quality and waste gases, announced Ian C. Copeland, former Senior Vice President of Bechtel, was appointed to the Board of Directors effective December 1, 2014 thus increasing the membership to six directors.

Michael J. Hammons, Chairman of the Board, stated, "Ian is a recognized leader within the global energy infrastructure industry, and brings to Ener-Core 25 years of experience with global power and infrastructure companies including 15 years at Bechtel. Ian joins us at a pivotal time in Ener-Core’s evolution as we bring our power generation technology to market. I’m confident Ian’s senior executive experience in multiple infrastructure sectors will prove to be of immense value for Ener-Core. Furthermore, the mere fact that we have been able to attract someone of Ian’s caliber and notoriety is a real testament of the significance and the global potential of Ener-Core’s business opportunity."

Ian Copeland added, "Ener-Core's approach of turning environmental liabilities into an asset is very refreshing and different than 'business as usual'. Their ability to enable clean power generation from waste gases has the potential to disrupt how companies view environmental stewardship and provide them real options to reduce their greenhouse gas emissions while improving profitability and continuing to grow. The recent agreement with Dresser-Rand and successful demonstrations of the unique Ener-Core technology in different markets are further validations of Ener-Core's immense potential. This is an exciting time to join the team and I look forward to working with them.”

Ian Copeland

Ian, who retired from Bechtel at the end of 2012, brings over 25 years of global experience in developing, financing and managing world-class projects and companies in the power, rail, water and mining markets. During his tenure with Bechtel he served as President of the Fossil Power, Communications and Renewable Power businesses and Managing Director of Bechtel Enterprises. Previously he held senior management positions with Wärtsilä Corporation and Hannon Armstrong & Company. Ian began his career with the utility consulting practice of Booz Allen Hamilton after graduating from Rutgers University with degrees in physics and mechanical engineering.

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About Ener-Core, Inc.

Ener-Core designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.  The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions. Ener-Core has developed the 250kW Ener-Core power station FP250 ("FP250"), and its larger counterpart, the 2MW Ener-Core power station KG2-3G/GO, to transform methane gas, especially "ultra-low-Btu gas" from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The power stations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core seeks to serve several markets globally, including oil fields, biogas, coalmines, natural gas, emissions control, and utility power generation.  For more information, please visit the Ener-Core website: www.Ener-Core.com.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of June 24, 2014. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

For Investor Inquiries contact: Becky Herrick or Monica Chang, LHA, 415 433-3777, bherrick@lhai.com or mchang@lhai.com.

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